UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ELDORADO RESORTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-3657681
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o MTR Gaming Group, Inc. State Route 2 South, P.O. Box 356 Chester, West Virginia	26034
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-192086

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Form 8-A/A is filed to supplement and amend the information set forth in the Form 8-A of Eldorado Resorts, Inc. (f/k/a Eclair Holdings Company) (the “Company”) filed with the Securities and Exchange Commission on September 18, 2014.

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of ERI Capital Stock” in the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-192086), which information is hereby incorporated herein by reference.  The description of the Registrant’s common stock included in any prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 19, 2014	ELDORADO RESORTS, INC.

	By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Chief Executive Officer